SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:  X
Filed by a Party other than the Registrant:
Check the appropriate box:
____________________________________________________________________________
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                FX ENERGY, INC.
____________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)


____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2), or Item 22(a)(2)
     of Schedule 14A.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)     Title of each class of securities to which transaction applies:
____________________________________________________________________________
    (2)     Aggregate number of securities to which transaction applies:
____________________________________________________________________________
    (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________
    (4)     Proposed maximum aggregate value of transaction:
____________________________________________________________________________
    (5)     Total fee paid:
____________________________________________________________________________
[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)     Amount Previously Paid:______________

    (2)     Form, Schedule or Registration Statement No.:____________

    (3)     Filing Party:______________

    (4)     Date Filed:________________

                                        PROXY
                                   FX ENERGY, INC.

Annual Meeting of the Shareholders of         (This Proxy is Solicited on Behalf
FX Energy, Inc. on May [  ], 2000              of the Board of Directors)

     The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, with full power of substitution, to vote the shares of common stock of FX ENERGY, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held
at Little America Hotel, 500 South Main, Salt Lake City, Utah, on May [   ],
2000, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted "FOR" each proposal.

     To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

     The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

     1. To elect each of the following nominees to serve as a director for a term expiring at the 2003 Annual Meeting of the Shareholders of the Company and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee's name.
            Andrew W. Pierce         Jay W. Decker            Jerzy B. Maciolek

     2.     To approve the FX Energy, Inc. 1999 Stock Option and Award Plan.

            FOR    [ ]     AGAINST    [ ]     WITHHOLD AUTHORITY     [ ]

     3. To approve the proposed amendment to FX Energy's Articles of Incorporation to increase FX Energy's authorized capitalization to 100,000,000 shares of Common Stock; and

            FOR    [ ]     AGAINST     [ ]    WITHHOLD AUTHORITY     [ ]

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment (s) thereof.

            FOR    [ ]     AGAINST     [ ]    WITHHOLD AUTHORITY     [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF
THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR
SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:_____________                  Number of Shares Held of Record  _________

_______________________________      __________________________________________
Number of Shares Held at a           Name of Brokerage or Clearing House
Brokerage or Clearing House


_______________________________      __________________________________________
Signature                            Signature (if held jointly)

_______________________________      __________________________________________
Print Name                           Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:                FX ENERGY, INC.
                                     3006 SOUTH HIGHLAND DRIVE, SUITE 206
                                     SALT LAKE CITY, UTAH  84106

                                FX ENERGY, INC.

                                 March [  ], 2000



Dear FX Energy stockholder:

     Our 1999 Annual Report and our Proxy Statement for the 2000 Annual Stockholders' Meeting of FX Energy, Inc. are enclosed. At this meeting, we will seek your support for the election of directors, an amendment to the Articles of Incorporation to increase the authorized shares of Common Stock and for the approval of our 1999 Stock Option Plan.

     The Board of Directors has approved the increase in the authorized capitalization in order to preserve the rights of stockholders under the Stockholder Rights Plan, which the stockholders approved in 1997 as an anti-takeover measure to protect against attempts to acquire FX Energy on terms that the Board of Directors does not believe to be in the best interest of stockholders. In addition, the increase in capitalization will enhance FX Energy's ability to fund additional capital requirements resulting from its first commercial discovery in Poland, the Wilga 2, and other exploration, appraisal, development and property acquisition activities in Poland.

     These are important considerations for all stockholders. Therefore, the Board of Directors urges you to review each of these proposals carefully. The enclosed Proxy Statement discusses the intended benefits as well as possible disadvantages of these proposals.

     Your Board of Directors believes that the adoption of all of the proposals is in the best interests of all stockholders.

Sincerely,

FX ENERGY, INC.



/s/ David N. Pierce
President

                                FX ENERGY, INC.
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY [  ], 2000

To the stockholders of FX Energy, Inc.:

     The 2000 Annual Stockholders' Meeting (the "Annual Meeting") of FX Energy,
Inc. (the "Company"), will be held in the [     ] Room, Little America Hotel,
500 South Main Street, Salt Lake City, Utah, on May [ ], 2000. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1) To elect three directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

(2)     To approve the FX Energy, Inc., 1999 Stock Option and Award Plan;

(3) To approve the proposed amendment to FX Energy's Articles of Incorporation to increase FX Energy's authorized capitalization to 100,000,000 shares of Common Stock; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only owners of record of the 14,849,003 shares of FX Energy's Common Stock issued and outstanding as of the close of business on March [ ], 2000 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     Holders of at least a majority of the shares of Common Stock outstanding on the Record Date must be represented at the meeting to constitute a quorum for conducting business.

     The attendance at and/or vote of each stockholder at the Annual Meeting is important, and each stockholder is encouraged to attend.

                                         FX ENERGY, INC.
                                         By Order of the Board Of Directors



                                         /s/ Scott J. Duncan, Secretary
Salt Lake City, Utah
March [  ], 2000
_______________________________________________________________________________
                                   Important
Regardless of whether you plan to attend the meeting in person, please fill in, sign, date, and return the enclosed proxy promptly in the self-addressed, stamped envelope provided. No postage is required if mailed in the United States.
_______________________________________________________________________________

_______________________________________________________________________________
                                SPECIAL REQUEST
If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.
_______________________________________________________________________________

                                  FX ENERGY, INC.
                        3006 SOUTH HIGHLAND DRIVE, SUITE 206
                             SALT LAKE CITY, UT   84106

                                  PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the management of FX Energy, Inc., to be voted at the
Annual Stockholders' Meeting to be held in the [    ] Room, Little America
Hotel, 500 South Main Street, Salt Lake City, Utah, on May [ ], 2000, at 10 a.m., local time, or at any adjournment thereof. The enclosed Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed Proxy, the Proxy will be voted at the Annual
Meeting:

(1) FOR the election of three nominees of management set forth herein as directors of FX Energy to serve as directors until the expiration of their respective terms and until their successors are elected and qualified;

(2) FOR the approval of the FX Energy, Inc., 1999 Stock Option and Award Plan (the "Plan");

(3) FOR the approval of the proposed amendment to FX Energy's Articles of Incorporation to increase FX Energy's authorized capitalization to 100,000,000 shares of Common Stock; and

(4) IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

     The enclosed Proxy, even though executed and returned to FX Energy, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the Secretary of FX Energy, by submitting a new Proxy bearing a later date, or by voting in person at the Annual Meeting. If the Proxy is returned to FX Energy without specific direction, the Proxy will be voted in accordance with the Board of Directors' recommendations as set forth above.

     The entire expense of this Proxy solicitation will be borne by FX Energy. In addition to this solicitation, officers, directors, and regular employees of FX Energy, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This statement and form of Proxy were first mailed to stockholders on or about March [ ], 2000.

     Only holders of FX Energy's 14,849,003 shares of Common Stock, par value $0.001 (the "Common Stock"), issued and outstanding as of the close of business on March [ ], 2000 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 14,849,003 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and FX Energy's Articles of Incorporation and Bylaws, the election of directors requires the vote of a plurality of the shares present at the Annual Meeting. The amendment to the Articles of Incorporation and certain other specified matters are considered approved by the stockholders if approved by the holders of a majority of the issued and outstanding Common Stock at a meeting of the stockholders at which a quorum is present. All other matters are considered approved by the stockholders if approved by the holders of a majority of the shares present at a meeting of the stockholders at which a quorum is present. Therefore, abstentions and broker non-votes will have the same legal effect as a vote against matters other than the election of directors; abstentions and broker non-votes will not be counted for the election of directors.

     Officers and directors holding an aggregate of 1,165,760 shares of Common Stock, or approximately 6.13% of the issued and outstanding shares, have indicated their intent to vote in favor of all proposals.

______________________________________________________________________________
                   PROPOSAL 1:  ELECTION OF DIRECTORS
______________________________________________________________________________


General

     FX Energy's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. At the Annual Meeting, three directors will be elected to serve three-year terms.

     Votes will be cast, pursuant to authority granted by the enclosed Proxy when properly executed and returned to FX Energy, for the election of the nominees named below as directors of FX Energy, except as otherwise specified in the Proxy. In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person as may be designated by the Board of Directors. Biographical information follows for each person nominated and for each director whose term of office will continue after the Annual Meeting. The officers of FX Energy are elected at the Annual Meeting of the Board of Directors to hold office until their respective successors are elected and qualified. The information concerning the nominees and directors and their security holdings has been furnished by them to FX Energy. (See "Principal Stockholders" below.)


Executive Officers, Directors, and Nominees

     The Board of Directors' nominees for election as directors of FX Energy at the Annual Meeting are Andrew W. Pierce, Jay W. Decker and Jerzy B. Maciolek. The following table sets forth the name, age, term of directorship, and principal business experience of each executive officer and director of FX Energy who has served in such position since FX Energy's last fiscal year:

________________________________________________________________________________
                                Year
                         Director   Term        Business Experience During Past
Name              Age     Since    Expires      Five Years and Other Information
________________________________________________________________________________

David N. Pierce   53      1992       2002       President, Director and Chairman
                                                of FX Energy since 1992.  For
                                                over three years prior to 1992,
                                                Vice-President and Director of
                                                FX Energy's predecessor,
                                                Frontier Exploration Company,
                                                co-founded with his brother,
                                                Andrew W. Pierce in January
                                                1989.  Executive capacities with
                                                privately held oil and gas
                                                companies since 1979. Graduate
                                                of Princeton University and
                                                Stanford Law School.
________________________________________________________________________________
Andrew W. Pierce  52      1992       2000       Vice-President and Director of
                                                FX Energy since 1992.  For over
                                                three years prior to 1992,
                                                President and Director of FX
                                                Energy's predecessor, Frontier
                                                Exploration Company, co-founded
                                                with his brother, David N.
                                                Pierce, in January 1989, which
                                                was acquired by FX Energy in
                                                1992.
________________________________________________________________________________
Thomas B. Lovejoy 63      1995       2001       Vice-chairman of the Board of
                                                Directors. Engaged in financial
                                                advisory and investment banking
                                                activities since 1961.  In 1992,
                                                formed Lovejoy Associates, Inc.,
                                                Greenwich, Connecticut, to
                                                provide financial strategic
                                                advice respecting private
                                                placements, mergers and
                                                acquisitions. 1989-1992,
                                                Managing Director of

________________________________________________________________________________
                                Year
                         Director   Term        Business Experience During Past
Name              Age     Since    Expires      Five Years and Other Information
________________________________________________________________________________
Thomas B. Lovejoy, continued                    natural resource, utility, and
                                                mining groups for Prudential
                                                Securities, Inc., New York City.
                                                1980 to 1988, managing director
                                                of the energy, and natural
                                                resources group of Paine Webber,
                                                Inc.  Since 1993, Director of
                                                Scaltech, Inc., Houston, Texas,
                                                a processor of petroleum
                                                refinery oil waste. B.S. from
                                                the Massachusetts Institute of
                                                Technology and M.B.A. from
                                                Harvard Business School.
________________________________________________________________________________
Scott J. Duncan   51       1993      2001       Vice-President Investor
                                                Relations, Secretary and
                                                Director of FX Energy.
                                                Financial consultant to FX
                                                Energy from its inception
                                                through April 1993, when he
                                                became FX Energy's Treasurer
                                                until December 1998.  Graduate
                                                of the University of Utah School
                                                of Business.
________________________________________________________________________________
Peter L. Raven(1) 61       1996      2002       Retired, President of American
                                                Ultramar.  From 1957 through
                                                1985, various positions with
                                                Ultramar, PLC, London, England,
                                                a fully integrated oil and gas
                                                company, and its U.K. and
                                                American held subsidiaries,
                                                including Chief Financial
                                                Officer of Ultramar PLC.  From
                                                1985 through 1988, Executive
                                                Vice-President, and from 1988
                                                through 1992, President of
                                                American Ultramar. Graduate of
                                                the Downside School in England,
                                                the Institute of Chartered
                                                Accountants in 1962, and the
                                                Harvard Business School Advanced
                                                Management Program in 1987.
________________________________________________________________________________
Jay W. Decker(1)  48      1996       2000       President of Patina Oil & Gas
                                                Corporation, an independent oil
                                                company, Denver, Colorado, since
                                                March 1998 and Director since
                                                May 1996. From September 1995
                                                through March 1998, Executive
                                                Vice-President and Director of
                                                Hugoton Energy Corporation, an
                                                independent oil company, Denver,
                                                Colorado.  From 1989 until its
                                                merger into Hugoton, President
                                                and Chief Executive Officer of
                                                Consolidated Oil & Gas, Inc.,
                                                Denver, Colorado. Prior to 1989,
                                                Vice-President of Operations for
                                                General Atlantic Energy Company
                                                and in various capacities for
                                                Peppermill Oil Company, Wainoco
                                                Oil & Gas, and Shell Oil
                                                Company. B.S. degree from the
                                                University of Wyoming.
________________________________________________________________________________
Jerzy B. Maciolek 49      1996        2000      Vice-President of International
                                                Exploration and Director of FX
                                                Energy.  Employed by FX Energy
                                                since September 1995.
                                                Instrumental in FX Energy's
                                                exploration efforts in Poland.
                                                Member of the Advisory Board of
                                                the Polish Oil and Gas Company.
                                                Prior to becoming a Company
                                                employee, a private consultant
                                                for over five years, including
                                                consulting on hydrocarbon
                                                potential of Poland and
                                                Kazakhstan, translating and
                                                interpreting geological and
                                                geophysical information for
                                                several integrated hydrocarbon
                                                potential reports on Poland and
                                                Kazakhstan and developing
                                                applied integrated geophysical
                                                interpretations over gold mines
                                                in Nevada, California, and
                                                Mexico.  Since 1992, provided
                                                consulting services to FX Energy
                                                regarding exploration projects
                                                in the western United States and
                                                Poland. M.S. in exploration
                                                geophysics from the Mining and
                                                Metallurgy Academy in Krakow,
                                                Poland.
________________________________________________________________________________
Dennis L. Tatum   38      1999        2002      Vice President and Treasurer of
                                                FX Energy.  Appointed as a
                                                Director of FX Energy during
                                                1999.  Joined FX Energy in March
                                                1997 as Controller prior to
                                                becoming Treasurer in December
                                                1998. From 1989-1997, employed
                                                by Zilkha Energy, a private oil
________________________________________________________________________________
________________________________________________________________________________
                                Year
                         Director   Term        Business Experience During Past
Name              Age     Since    Expires      Five Years and Other Information
________________________________________________________________________________
Dennis L. Tatum, continued                      and gas firm with interests in
                                                the Gulf of Mexico, where he was
                                                instrumental in overseeing joint
                                                ventures.  From 1987-1989,
                                                employed by Global Natural
                                                Resources, a public oil and gas
                                                firm with domestic and
                                                international holdings, where he
                                                was responsible for acquisition
                                                accounting.  From 1983-1987,
                                                employed by for Roosth &
                                                Genecov, a private real estate
                                                and oil and gas firm in Tyler,
                                                Texas.  B.B.A. in Accounting
                                                from University of Texas at
                                                Tyler in 1983, CPA from the
                                                State of Texas in 1984.  Series
                                                7 securities license 1994 -
                                                1998.
________________________________________________________________________________
Dennis B. Goldstein(1) 54 1999        2001      Corporate Counsel, Assistant
                                                Secretary and Manager of Land
                                                Services for Homestake Mining
                                                Company, a publicly traded
                                                mining company, San Francisco,
                                                California since 1976.
                                                Instrumental in Homestake's gold
                                                exploration activities conducted
                                                in Poland during 1998 and 1999
                                                Deputy Attorney General, State
                                                of California 1973-1976.
                                                Graduate of Brown University in
                                                1967, Stanford University Law
                                                School in 1971 and the Executive
                                                Program of the Stanford Graduate
                                                School of Business in 1987.
                                                Member of California Bar
                                                Association.
________________________________________________________________________________
(1) Member of the Compensation and Audit Committees of the Board of Directors of FX Energy.


Board of Directors Meetings and Committees

     The Board of Directors had four meetings during 1999 and one meeting to date in 2000. The directors also discussed the business and affairs of FX Energy informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings. Jerzy B. Maciolek, a Director and Vice President of International Exploration of FX Energy who is responsible for FX Energy's day to day activities in Poland, consulted with the members of the Board of Directors informally from time to time during 1999, but did not attend any formal meeting.

     The Audit Committee recommends the selection of independent auditors, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, related party transactions, where appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committee's responsibilities also include the development of policies and procedures for compliance by FX Energy and its officers and directors with applicable laws and regulations. The Audit
Committee met twice during 1999 and has met once to date in 2000 to review the results of the audit of the 1999 financial statements of FX Energy by its auditor.

     The Compensation Committee has the responsibility to review performance of senior management, recommend compensation, and develop compensation strategies and alternatives throughout FX Energy. The Compensation Committee met twice during 1999 to review FX Energy's compensation programs and to consider and approve salaries, stock option grants and bonus payments related to 1999 and 2000. The Committee has also met once in 2000.

     In connection with the adoption of a Stockholder Rights Plan, the Board of Directors formed a Rights Redemption Committee during 1997 to perform certain functions in accordance with such plan and appointed David N. Pierce, Andrew W. Pierce, Thomas B. Lovejoy, Peter L. Raven, and Jay W. Decker to such
Committee.  The Rights Redemption Committee has not met.

Vote Required

     Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Annual Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

     The Board of Directors recommends a vote "FOR" the election of the nominees of management, Andrew W. Pierce, Jay W. Decker and Jerzy B. Maciolek, as directors of FX Energy, to serve in such capacities until the expiration of their term and until their successors are elected and qualified.


Certain Relationships and Related Transactions

     Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

Consulting Agreement

     During January through April 1999, FX Energy engaged Lovejoy and Associates, a consulting company owned by Tom Lovejoy, a director of FX Energy, to advise FX Energy respecting future financing alternatives, possible sources of debt and equity financing, with particular emphasis on funding for FX Energy's Polish activities and FX Energy's relationship with the investment community at a fee of $17,000 per month. During 1999, the consulting agreement was terminated when Mr. Lovejoy became FX Energy's Chief Financial Officer.

     Officer Option Exercises and Loans

     On February 17, 1998, two of FX Energy's officers exercised options to purchase 300,000 shares of FX Energy's Common Stock at $1.50 per share that were scheduled to expire on May 6, 1998. The officers paid the cost of exercising the options by utilizing a bonus credit of $100,000 each issued to them during 1997 and signing a full recourse note payable to FX Energy for $125,000 each bearing interest at 7.7%. On April 10, 1998, in consideration of the agreement of the two officers to refrain from selling FX Energy's Common Stock in market transactions, FX Energy agreed to advance the officers, on a non-recourse basis, additional funds to cover their tax liabilities and other considerations. As of December 31, 1999, the notes receivable and accrued interest totaled
$2,036,385.   FX Energy had no commitment to advance additional funds to the officers.

     In consideration for extending the term from December 31, 1999 through December 31, 2000, the officers agreed that if the average closing price of the Common Stock for five consecutive trading days results in a value of the collateral equal to or above the total principal and accrued interest balances, the officers will repay the loans within 45 days thereafter either in cash or by tendering to FX Energy such number of shares which at the average closing price for the previous five consecutive trading days equals the principal and interest then accrued.

     The notes receivable and accrued interest are collateralized by 233,340 shares of FX Energy's Common Stock. In accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," FX Energy recorded an impairment allowance of $666,000 as of December 31, 1999, based on the value of the underlying collateral. The impairment allowance will be adjusted quarterly based on the market value of the collateral shares.

Principal Stockholders

     The following table sets forth, as of the Record Date, the name, address and shareholdings of each person who owns of record, or was known by FX Energy to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group. Options include only vested amounts; unvested options are excluded.
_________________________________________________________________________
                     Directors and Principal Stockholders
                     -------------------------------------
                     Nature of                              Percentage of
Beneficial Owner     Ownership          Amount  (1)         Ownership (2)
_________________________________________________________________________
David N. Pierce     Common Stock        206,493(3)               1.1%
                    Options             706,667(6)               3.6%
                                        -------
                    Total               913,160                  4.6%

Andrew W. Pierce    Common Stock        208,500                  1.1%
                    Options             661,667(6)               3.4%
                                        -------
                    Total               870,167                  4.4%

Thomas B. Lovejoy   Common Stock        527,367(4)               2.8%
                    Options             461,667(6)               2.4%
                                        -------
                    Total               989,034                  5.1%

Scott J. Duncan     Common Stock        175,500(5)               0.9%
                    Options             151,667(6)               0.8%
                                        -------
                    Total               327,167                  1.7%

Peter L. Raven      Common Stock         40,000                  0.2%
                    Options              10,000(6)               0.1%
                                        -------
                    Total                50,000                  0.3%

Jay W. Decker       Options              12,000(6)               0.1%

Jerzy B. Maciolek   Options             361,668(6)               1.9%

Dennis L. Tatum     Common Stock          2,500                  0.0%
                    Options              46,801(6)               0.2%
                                        -------
                    Total                49,301                  0.3%

Dennis B. Goldstein Common Stock          5,400(7)               0.0%


All Executive
Officers            Common Stock      1,165,760                  6.1%
and Directors as a  Options           2,412,137                 11.3%
Group (9 persons)                     ---------
                    Total             3,577,897                 16.7%
                                      =========
_________________________________________________________________________
(1) Except as otherwise noted, shares are owned beneficially and of record, and, such record stockholder has sole voting, investment, and dispositive power.
(2) Calculations of total percentages of ownership outstanding for each individual assumes the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.
(3) Includes 48,000 shares held by David N. Pierce as custodian for minor children. Mr. Pierce is deemed to hold or share voting and
        dispositive power over all of such shares.   Excludes 19,000 shares held
        by Mr. Pierce's wife, Mary Phillips, and 23,000 held by Mary
        Phillips as custodian for an adult child, of which Mr. Pierce disclaims beneficial ownership. Mr. Pierce's address is in care of FX Energy.

(4) Includes 41,000 shares held in trust for the benefit of Thomas B. Lovejoy's children, 49,500 shares held in Mr. Lovejoy's IRA account, 10,000 shares held by Mr. Lovejoy's spouse's IRA account, and 210,000 shares held by Lovejoy Associates, Inc., (of which Mr. Lovejoy is sole owner). Mr. Lovejoy is deemed to hold dispositive power over all of such shares. Mr. Lovejoy's address is 48 Burying Hill Road, Greenwich CT 06831.
(5) Includes 123,000 shares held by Scott J. Duncan jointly with his wife, Cathy H. Duncan; 7,000 shares held solely by Cathy H. Duncan;
        and 48,000 shares held by Cathy Duncan as custodian for minor children. Mr. Duncan is deemed to hold or share voting and dispositive power over all of such shares.
(6) These vested options give the holders the right to acquire shares of Common Stock at prices ranging from $1.50 to $10.25 per share with various expiration dates ranging from August 2000 to December 2006.
(7) Includes 400 shares held by Dennis B. Goldstein as custodian for a minor child. Mr. Goldstein is deemed to hold or share voting and dispositive power over all of such shares.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FX Energy's directors and executive officers, and persons who own more than 10% of a registered class of FX Energy's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of FX Energy. Officers, directors, and greater than 10% stockholders are required to furnish FX Energy with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to FX Energy during or respecting its last fiscal year ended December 31, 1999, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of FX Energy or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.


Executive Compensation

     Summary Compensation

     The following table sets forth, for the last three fiscal years of FX Energy, the annual and long term compensation earned by, awarded to, or paid to the person who was Chief Executive Officer of FX Energy and each of the four other highest compensated Executive Officers of FX Energy as of the end of the last fiscal year (the "Named Executive Officers").


                                                      Long Term Compensation
                             Annual Compensation        Awards           Payouts
(a)       (b)     (c)    (d)     (e)     (f)         (g)          (h)      (i)
                                 Other                                    All
                                 Annual   Restricted  Securities          Other
Name and  Year                   Compen-  Stock      Underlying   LTIP   Compen-
Principal Ended   Salary  Bonus  sation   Award(s)   Options/SARs Payouts sation
Position  Dec. 31,   $      $(1)  ($)      ($)          (no.)(5)   ($)
________________________________________________________________________________
David N.
Pierce    1999  $197,466 $242,983 $--        --       60,000        --      --
 President (CEO)
          1998   185,600  185,760 100,000(2) --       60,000        --      --
          1997   153,256  185,760  --        --       55,000        --      --

Andrew W.
Pierce    1999  $146,951 $151,307 $--        --       50,000        --      --
 Vice-President (COO)
          1998   134,400  115,200 100,000(2) --       50,000        --      --
          1997   114,267  115,200  --        --       45,000        --      --

Thomas B.
Lovejoy   1999  $146,951 $151,307 $--(4)     --       50,000
  Vice-Chairman(CFO)
          1998   --       --       --(4)     --       --
          1997   --       --       --(4)     --       --

Scott J.
Duncan    1999  $114,806 $118,209 $--        --      50,000         --      --
  Vice President
Secretary 1998   105,000   90,000  --        --      50,000         --      --
          1997    88,750   90,000  --        --      45,000         --      --

Jerzy B.
Maciolek  1999  $146,951 $151,307 $100,000(3)--      50,000         --      --
  Vice-President Exploration
          1998   134,400  115,200  100,000(3)--      50,000         --      --
          1997   113,600  115,200  --        --      45,000         --      --
________________________________________________________________________________

(1) All 1999 bonuses were approved by FX Energy's Board of Directors on November 1, 1999 and accrued for as of December 31, 1999. 25% of
        the accrued bonus was paid on February 15, 2000.   The remaining 75%
        will not be paid in cash until FX Energy raises a significant amount of additional capital.
(2) During 1998, David N. Pierce and Andrew W. Pierce applied a $100,000 bonus, which was awarded to them during 1997, against their exercise of stock options for 150,000 shares each. (See "Certain Relationships and Related Transactions.")
(3) During 1998 and 1999, Jerzy B. Maciolek was awarded a $100,000 bonus each year to be used against future stock option exercises or payable in cash in the event his employment with FX Energy is terminated. At the end of 1999, Mr. Maciolek had not used the $200,000 bonus.
(4)     Excludes $60,000, $200,000 and $120,000 paid during 1999, 1998 and 1997, respectively, to Lovejoy and Associates, a consulting firm owned by Mr. Lovejoy, prior to Mr. Lovejoy becoming FX Energy's Chief Financial Officer during 1999.
(5)     Includes stock options only.


Option/SAR Grants in Last Fiscal Year

     The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to the Named Executive Officers of FX Energy.

(a)          (b)(1)       (c)(1)         (d)          (e)
                                                                  Potential
                          %of Total                             Realizable Value
            Number of     Options/SARs                          at Assumed Rate
            Securities    Granted to                              of Share Price
            Underlying    Employees     Exercise or             Appreciation for
            Options/SARs  During Fiscal  Base Price  Expiration Option Term ($)
Name        Granted (no.)  Year          ($/share)     Date      5%       10%
________________________________________________________________________________
David N.
  Pierce    60,000        14.0%           $5.750     11/1/06   $140,520 $327,360
Andrew W.
  Pierce    50,000        11.6%            5.750     11/1/06    117,100  272,800
Thomas B.
  Lovejoy   50,000        11.6%            5.750     11/1/06    117,100  272,800
Scott J.
  Duncan    50,000        11.6%            5.750     11/1/06    117,100  272,800
Jerzy B.
  Maciolek  50,000        11.6%            5.750     11/1/06    117,100  272,800
_________________
(1)     Includes stock options only.

     Aggregate Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Values

     The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the Named Executive Officers and the fiscal year end values of unexercised options and SARs.

(a)             (b)         (c)          (d)                    (e)
                                   Number of Securities     Value of Unexercised
                                   Underlying Unexercised   In-the-Money Option/
                                   Options/SARs at FY End   SARs at FY End
                            Value         (no.)                   ($)
           Shares Acquired  Realized   Exercisable/            Exercisable/
Name       on Exercise (no.)   ($)     Unexercisable(7)        Unexercisable(1)
________________________________________________________________________________

David N.
  Pierce        --             --     706,667/118,333 (2)      $1,425,000/$ --
Andrew W.
  Pierce        --             --     661,667/ 98,333 (3)       1,306,250/  --
Thomas B.
  Lovejoy       --             --     461,667/ 98,333 (4)         831,250/  --
Scott J.
  Duncan        --             --     151,667/ 98,333 (5)         118,750/  --
Jerzy B.
  Maciolek      --             --     361,668/148,332 (6)         581,250/  --
________________

(1) Based on the closing sales price for the Common Stock of $5.375 on December 31, 1999.
(2) Consists of options to purchase 500,000 shares of Common Stock becoming exercisable in installments of 100,000 shares per year commencing
        June 1, 1995, at an exercise price of $3.00 per share expiring June 9, 2004; 100,000 shares of Common Stock at an exercise price of $3.00 per share expiring October 5, 2000; 50,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 55,000 shares of Common Stock becoming exercisable in installments of 18,333 shares per year commencing December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; 60,000 shares of Common Stock becoming exercisable in installments of 20,000 shares per year commencing November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005; and 60,000 shares of Common Stock becoming exercisable in installments of 20,000 shares per year commencing November 1, 2000, at an exercise price of $5.75 per share, expiring November 1, 2006.
(3) Consists of options to purchase 500,000 shares of Common Stock becoming exercisable in installments of 100,000 shares per year commencing
        June 1, 1995, at an exercise price of $3.00 per share expiring June 9, 2004; 50,000 shares of Common Stock at an exercise price of $3.00 per share expiring October 5, 2000; 65,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing on December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005; and 50,000 shares of Common
        Stock becoming exercisable in installments of 16,667 shares per year commencing November 1, 2000, at an exercise price of $5.75 per share, expiring November 1, 2006.
(4) Consists of options to purchase 150,000 shares of Common Stock becoming exercisable on August 3, 1995, at an exercise price of $3.00 per share expiring August 3, 2000; 100,000 shares of Common Stock becoming exercisable on August 3, 1995, at an exercise price of $3.00 per share expiring August 3, 2001; 100,000 shares of Common Stock becoming exercisable on August 3, 1995, at an exercise price of $3.00 per share expiring August 3, 2002; 65,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing on December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005; and 50,000 shares of Common
        Stock becoming exercisable in installments of 16,667 shares per year commencing November 1, 2000, at an exercise price of $5.75 per share, expiring November 1, 2006.
(5) Includes options to purchase 50,000 shares of Common Stock at an exercise price of $3.00 expiring October 5, 2000; 55,000 shares of Common Stock at an exercise price of $8.875 per share expiring November 4, 2001; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005; and 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing November 1, 2000, at an exercise price of $5.75 per share, expiring November 1, 2006.
(6) Includes options to purchase 150,000 shares of Common Stock at any time through August 30, 2000, at an exercise price of $1.50; 65,000 shares of Common Stock at an exercise price of $8.875 per share through November 4, 2001; 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing on May 12, 1998, at an exercise price of $8.25 per share, expiring May 11, 2004; 100,000 shares of Common Stock becoming exercisable in installments of 33,333 shares per year commencing on July 18, 1998, at an exercise price of $7.25 per share, expiring July 17, 2004; 45,000 shares of Common Stock becoming exercisable in installments of 15,000 shares per year commencing December 1, 1998, at an exercise price of $6.625 per share, expiring November 30, 2004; 50,000 shares of Common Stock becoming exercisable in installments of 16,667 per year commencing on November 10, 1999, at an exercise price of $8.625 per share, expiring November 10, 2005; and 50,000 shares of Common Stock becoming exercisable in installments of 16,667 shares per year commencing November 1, 2000, at an exercise price of $5.75 per share, expiring November 1, 2006.
(7)     Includes stock options only.

     Directors' Compensation

     FX Energy reimburses its directors for costs incurred by them in attending meetings of the Board of Directors and its Committees. FX Energy does not pay any separate compensation to employees who serve on the Board of Directors.

     During 1999, Lovejoy and Associates, a consulting firm owned by Thomas B. Lovejoy, was paid $60,000 prior to Mr. Lovejoy becoming FX Energy's Chief Financial Officer; Peter L. Raven received a cash fee of $18,000 and was granted seven-year options to purchase 10,000 shares of Common Stock at $5.75 per share; Jay W. Decker received a cash fee of $18,000 and was granted seven-year options to purchase 10,000 shares of Common Stock at $5.75 per share; and Dennis B. Goldstein received a cash fee of $16,500; was granted seven-year options to purchase 16,000 shares of Common Stock, including 6,000 shares at $6.75 per share and 10,000 shares at $5.75 per share. The exercise prices of the foregoing options are equal to the market price of the Common Stock as of the date of grant.

     Employment Agreements, Termination of Employment, and Change in Control

     FX Energy has entered into executive employment agreements with each of the Named Executive Officers, except for Thomas B. Lovejoy. Each employment agreement is for a three-year term and is automatically extended for an additional year on the anniversary date of such agreement. The agreements provided for annual salaries during 1999 of David N. Pierce, $197,466; Andrew W. Pierce, $146,951; Scott J. Duncan, $114,806; and Jerzy B. Maciolek, $146,951. In addition, the Named Executive Officers may receive such bonuses or incentive compensation as the Board of Directors or Compensation Committee may deem appropriate. Each agreement provides that the Board of Directors or Compensation Committee may increase the base salary under the agreements at the beginning of each year, with such increases to be at least 7.5% for David N. Pierce, Andrew W. Pierce and Scott J. Duncan. Each Executive Officer is entitled under his respective employment agreement to certain continuation of compensation in the event the agreement is terminated upon death or disability or FX Energy terminates the agreement other than for cause.

     In addition to the foregoing terms, Mr. Maciolek's employment agreement provides for annual bonuses of $100,000, payable in cash, stock, or options, as may be determined by the Board of Directors or the Compensation Committee, based on the progress of projects on which Mr. Maciolek is primarily engaged. On each of May 12, 1999, 2000 and 2001, Mr. Maciolek is entitled to receive a bonus in the form of a $100,000 credit that may be applied against the exercise of his options to purchase Common Stock.

     Each executive employment agreement provides that, on the occurrence of a change of control event, the employee may terminate the agreement. In the event of such termination, the employee is entitled to a termination payment equal to 150% of his annual salary (100% in the case Jerzy B. Maciolek), and the value of previously granted employee benefits. Additionally, FX Energy is required to maintain certain benefits and, in the case of David N. Pierce, Andrew W. Pierce and Scott J. Duncan, repurchase outstanding options. Options held by Jerzy B. Maciolek will immediately vest on such termination. For purposes of the foregoing, a change of control shall exist on any of the following events: (i) the sale by FX Energy of all or substantially all of its assets; (ii) a transaction or series of transactions resulting in a single person or group of persons under common control owning 25% of the outstanding Common Stock; (iii) a change in the composition of the Board of Directors so that more than 50% of the directors are persons neither nominated nor elected by the Board of Directors or any authorized Committee; (iv) the decision by FX Energy to terminate its business and liquidate its assets; or (v) a merger or consolidation of FX Energy in which FX Energy's existing shareholders own less than 50% of the outstanding voting shares of the surviving entity.

     Options Granted to Officers, Directors, Employees, and Consultants

     FX Energy currently has outstanding options to purchase an aggregate of 3,896,501 shares that have been granted to officers, directors, employees, and consultants of FX Energy. Of such options, 587,334 contain vesting limitations contingent on continuing association with FX Energy. These options are exercisable at prices ranging between $1.50 and $10.25 per share. Options issued to executive officers and directors contain terms providing that in the event of a change in control of FX Energy and at the election of the optionee, the unexercised options will be canceled, and FX Energy will pay to the optionee an amount equal to the number of unexercised options multiplied by the amount by which the fair market value of the Common Stock as of the date preceding the change of control event exceeds the option exercise price. The grants of options to officers and directors were not the result of arm's length negotiations.


Report of the Compensation Committee

     General

     Under the supervision of the Compensation Committee, FX Energy has developed and implemented compensation policies, plans, and programs that seek to enhance FX Energy's ability to recruit and retain qualified executive and other personnel, including stock option and award programs that create long-term incentive for executive management and key employees by enabling them to acquire an equity stake in FX Energy.

     FX Energy's basic compensation practices consist of salary, bonus, and stock options. In developing and implementing compensation policies and procedures, the Compensation Committee's objectives are to provide rewards for the long-term value of individual contribution and performance to FX Energy; provide rewards that are both recurring and non-recurring and both financial and non-financial; provide for fairness and consistency; pay competitively; conduct an effective performance review process; and meet all legal requirements.

     The functions of the Compensation Committee are to:

     * Review and recommend to the Board of Directors the amount and manner of compensation of the Chief Executive Officer for final determination by the Board of Directors.
     * Consider the recommendations of the Chief Executive Officer respecting the amount and manner of compensation of the other executive officers and recommend to the Board of Directors the amount and manner of compensation for such executive officers for final determination by the Board of Directors.
     * Consult with the Chief Executive Officer respecting the amount and manner of compensation for other executive level personnel.
     * Counsel the Chief Executive Officer in personnel matters, management organization and long range management success or planning.
     * Support an employment environment of equal opportunity without regard to discrimination on the basis of age, race, religion, sex, or national origin.
     * Prepare for inclusion in FX Energy's proxy or information statement for its annual shareholders' meeting disclosure of the Compensation Committee's compensation policies applicable to executive officers, including the specific relationship of corporate performance to executive compensation.
     * Develop and administer FX Energy's stock option and stock award plans for executive officers and other employees.

     1999 Compensation Review for Executives and Employees other than the Chief Executive Officer

     Utilizing the criteria and objectives set forth above, in November 1999, the Compensation Committee met to review 1999 year-end raises, bonuses and option awards. Initially, the Committee reviewed the budget prepared by management for the balance of 1999 through early 2001. The Committee and management discussed in detail FX Energy's upcoming capital requirements, discretionary expenditures, and alternative sources of capital.
The material prepared by management included a proposal for raises to be effective January 1, 2000, the payment of cash bonuses prior to the end of 1999 and the immediate grant of stock options.

    The Compensation Committee and Board of Directors had previously established the 1999 base salary for all officers by reference to an informal overview of similar companies, adjusted as the Compensation Committee deemed appropriate for variations in geographic location, size, emphasis on exploration as compared to the level of production and reserves, and profitability. Because of the foregoing variations, the group of similar firms reviewed by the Compensation Committee did not include all of the firms included in the peer group whose stock performance is reflected in the Performance Graph - Comparison of Five-Year Cumulative Total Returns included within this document. In reviewing the performance of FX Energy's employees, the Compensation Committee specifically reviewed the individual objective criteria that had been established at the beginning of 1999 as a measure of performance. The Compensation Committee discussed those objectives that had been met or exceeded as well as those objectives that had not been met, reviewing the extent to which the failure to meet specific objectives was reasonably within the control or responsibility of FX Energy 's management. Other management accomplishments not included in the objective criteria were also discussed.

     Based on the recommendation of management, the Compensation Committee recommended that salaries be continued at current levels until FX Energy obtains significant additional funding. Upon completion of such significant additional funding, executive officers will receive a 7.5% salary increase retroactive to January 1, 2000.

     In reviewing FX Energy's cash resources, required expenditures and discretionary expenditures, the Compensation Committee considered alternative non-cash methods of compensation for FX Energy's executives other than the Chief Executive Officer that would enable FX Energy to conserve cash for its short-term cash requirements. This included a discussion of the possible effect of significant cash expenditures for executive and non-executive bonuses. Based upon such discussions and the ongoing activities of FX Energy, the Compensation Committee determined to grant such cash bonuses equal to the 1999 base salaries for all officers. The bonuses were awarded in light of FX Energy's continued progress towards acquiring oil and gas assets in Poland, expanding FX Energy's strategic alliances and, in general, advancing FX Energy's exploration program in Poland, without ascribing any specific relative significance to individual criteria. Because possible future exploration, appraisal, development and property acquisition opportunities may require additional capital, the Compensation Committee recommended payment of 25% of such bonuses on February 15, 2000 and deferment of 75% of such bonuses until FX Energy obtains significant additional capital.

     Management proposed, and the Compensation Committee recommended to the Board of Directors, that 199 stock option awards for executives be made at the same level as 1998. On November 1, 1999, acting on recommendation of the Compensation Committee, the Board of Directors approved grants to twenty-seven individuals, twenty-two employees, one consultant and four directors, to purchase a total of 481,000 shares at a price of $5.75 per share, the closing price of FX Energy's Common Stock on such date. Included in this number are options to purchase 310,000 shares granted to executive officers, as described above. All options granted will vest in three equal increments, commencing on the first anniversary of grant, with a seven-year exercise period.

     1999 Chief Executive Officer Compensation Review

     The Compensation Committee and Board of Directors had previously established the 1999 base salary of the Chief Executive Officer by reference to an informal overview of similar companies, adjusted as the Compensation Committee deemed appropriate for variations in geographic location, size, emphasis on exploration as compared to the level of production and reserves, and profitability. Because of the foregoing variations, the group of similar firms reviewed by the Compensation Committee did not include all of the firms included in the peer group whose stock performance is reflected in the Performance Graph - Comparison of Five-Year Cumulative Total Returns included within this document. The Compensation Committee recommended that the Chief Executive Officer's salary be continued at the 1999 level until FX Energy obtains significant additional funding. Upon completion of such significant additional funding, the Chief Executive Officer will receive a 7.5% salary increase retroactive to January 1, 2000.

     The annual bonus for the Chief Executive Officer was awarded on the same basis as applied to other executives. Objective criteria where expectations have been met or exceeded included continuing the development of FX Energy's relationships with the government of Poland and FX Energy's strategic partners, furthering FX Energy's exploration acreage and potential in Poland, negotiating and developing exploration schedules with strategic partners, progress on purchasing oil and gas assets in Poland, efforts to obtain additional funding, conceiving and implementing programs to achieve growth, maintaining compliance with regulatory requirements, achieving a high regard of shareholders and the broad business community in the integrity of FX Energy and its management, and minimizing factors that represent significant business risks, without any specific weight assigned to any specific factors. The Committee weighed these accomplishments against delays in completing exploration tests and in completing its contemplated acquisition of oil and gas assets from POGC. The Committee deemed each of the latter to be largely due to factors outside the Chief Executive Officer's ability to control and concluded that the Chief Executive Officer had met or exceeded the overall objective criteria that had been established.

     The Compensation Committee recommended to grant a cash bonus to the Chief Executive Officer equal to 120% of his 1999 base salary. Because possible future exploration, appraisal, development and property acquisition opportunities may require additional capital, the Compensation Committee recommended payment of 25% of such bonus on February 15, 2000 and deferment of 75% of such bonus until FX Energy obtains significant additional capital.

     The Committee intends that stock options serve as a significant component of the Chief Executive Officer's total compensation package in order to retain his efforts on behalf of FX Energy and to focus his efforts on enhancing shareholder value. On November 1, 1999, upon the recommendation of the Compensation Committee, the Board of Directors awarded the Chief Executive Officer options to purchase 60,000 shares of Common Stock at a price of $5.75 per share, the closing price of FX Energy's Common Stock on such date. The options granted will vest in three equal increments, commencing on the first anniversary of grant, with a seven-year exercise period.


     The foregoing report has been furnished by:     Dennis B. Goldstein
                                                     Jay W. Decker
                                                     Peter L. Raven

Compensation and Option Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Dennis B. Goldstein, Jay W. Decker, and Peter L. Raven. No member of such Committee is a present or former officer of FX Energy or any subsidiary. There are no other interlocks. No member of such Committee, his family, or his affiliate was a party to any material transactions with FX Energy or any subsidiary since the beginning of the last completed fiscal year, except for the engagement of Lovejoy Associates, Inc., as a financial consultant (see "Certain Relationships and Related Transactions"). No executive officer of FX Energy serves as an executive officer, director, or member of a Compensation Committee of any other entity, an executive officer or director of which is a member of the Compensation Committee of FX Energy.


Audit Committee Report

     The Audit Committee met twice during 1999 and once during 2000. During the course of each meeting the Audit Committee met with management and the independent auditors separately and collectively to discuss matters pertaining to the audited financial statements. The independent auditors also discussed with the Audit Committee certain required matters pertaining to SAS 61 and the Independent Standards Board Standard No.1 regarding the auditor's independence. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in FX Energy's Annual Report on Form 10-K.

     The foregoing report has been furnished by:     Peter L. Raven
                                                     Jay W. Decker
                                                     Dennis B. Goldstein






Five Year Performance Comparison

     The graph on the following page provides an indicator of cumulative total shareholder returns for FX Energy as compared with the Total Returns Index for the Nasdaq Stock Market (US companies) and industry group. The industry peer group selected by FX Energy is comprised of US companies whose stock is traded on Nasdaq and which are included in Standard Industrial Code 131 entitled "Crude
Petroleum and Natural Gas."   For the five year period shown on the graph, the
total number of Peer Group distinct issues is 181. The total active issues on December 31, 1998 was 57. The Peer Group comprised of firms in Standard Industrial Classification Code 131 is different than the group of firms similar to FX Energy considered in determining executive compensation. The Compensation Committee selected firms from the Standard Industrial Classification Code 131 that were similar to FX Energy in terms of geographic location, size, and emphasis on exploration as compared to the level of production and reserves, and profitability. However, FX Energy believes that it is appropriate to provide cumulative total shareholder returns data based on the broader Industrial Classification Code group involving a larger number of firms.

                                  FX Energy, Inc.
                                 Performance Graph
                      Comparison of Five-Year Cumulative Total Returns


[Performance Graph appears here]

The plot points for the above graph are detailed in the following table:


                           12/1994  12/1995  12/1996  12/1997  12/1998  12/1999
_______________________________________________________________________________
FX Energy                            60.42    279.46   196.38   305.89
Nasdaq Stock Market
   (US Companies)           99.43   140.64    172.95   212.12   298.89
NASDAQ Stocks (SIC 1310
   -1319 US Companies)
   Crude Petroleum &
    Natural Gas            107.06   112.51    162.63   154.99    75.19
_______________________________________________________________________________

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization of the previous trading day.
C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D. The index level for each series was set to $100 on January 31, 1995, the date on which FX Energy registered its Common Stock under Section 12 of the Exchange Act. (The graph indicates the value over time of a $100 investment in FX Energy made on January 31, 1995 compared to a $100 investment in each of the other two categories made on the same date.)
E. FX Energy began trading on the Nasdaq market in June 1996; from January 1995 until June 1996 FX Energy traded on the Electronic Bulletin Board under the symbol FOEX.

_______________________________________________________________________________
           PROPOSAL 2:  APPROVAL OF 1999 STOCK OPTION AND AWARD PLAN
_______________________________________________________________________________


General

     On November 1, 1999, the Board of Directors of FX Energy approved the terms of the 1999 Stock Option and Award Plan (the "1999 Plan"). In order for certain 1999 Plan provisions relating to incentive stock options to be effective, it must be approved by the stockholders of FX Energy and is being submitted for such approval pursuant to this Proxy Statement.


Plan Summary

     The Board of Directors of FX Energy believes that it is important that senior management as well as other employees and individuals who contribute to the success of FX Energy have a stake in the enterprise as stockholders. Consistent with this belief, the award of stock options has been and will continue to be an important element of their compensation program. The Board of Directors and the stockholders previously approved and adopted the 1995 Stock Option and Award Plan, the 1996 Stock Option and Award Plan, the 1997
Stock Option and Award Plan and the 1998 Stock Option and Award Plan. Through December 31, 1999, options to purchase an aggregate of 1,938,501 shares had been granted under such plans, leaving 61,499 shares available under such plans. As the award of stock options is an important element of FX Energy's compensation program, the Board of Directors believes that another plan should be adopted.

     The 1999 Plan is intended to (a) attract competent directors, executive personnel and other employees, (b) ensure the retention of the services of existing directors, executive personnel and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of FX Energy by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

     The 1999 Plan is to be administered either by the Board of Directors or by the appropriate committee (the "Committee") to be appointed from time to time by such Board of Directors. Currently the Compensation Committee recommends to the Board of Directors actions respecting the 1999 Plan. Awards granted under the 1999 Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code (the "Code"), appreciation rights, options that do not qualify as ISOs, or stock bonus awards that are awarded to employees, including officers and directors, who, in the opinion of the Board or the Committee, have contributed, or are expected to contribute, materially to the success of FX Energy. In addition, at the discretion of the Board of Directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to the success of FX Energy.

     The exercise price of options granted under the 1999 Plan is to be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the 1999 Plan shall expire not later than ten years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of FX Energy's Board of Directors or Committee, by delivery of shares of Common Stock of FX Energy already owned by the optionee (valued at their fair market value at the date of exercise), a fully secured promissory note, or a combination thereof.

     All of the employees, officers, and directors of FX Energy are eligible to participate under the 1999 Plan. A maximum of 500,000 shares are available for grant under the 1999 Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards are determined by the Board of Directors or the Committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

     The aggregate number of shares with respect to which options or stock awards may be granted under the 1999 Plan, the number of shares covered by each outstanding option and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares. In the case of an ISO, the ratio of the option price immediately after the change to the fair market value of the stock subject to the option immediately after the corporation transaction must not be more favorable to the optionee on a share by share basis than the ratio of the old option price to the fair market value of the stock subject to the option immediately before such transaction. All such adjustments shall be made by the Board or the Committee, whose good faith determination shall be binding absent manifest error.

     The Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the 1999 Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by the stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the 1999 Plan either in the aggregate or to any eligible employee; (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the 1999 Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the 1999 Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the 1999 Plan.


Certain Tax Matters

     A participant to whom a nonqualified option is granted will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. FX Energy will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

     If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of nonqualified option shares received that exceed the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

     Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

     Under the 1999 Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

     Under the terms of the 1999 Plan, the Board of Directors or the Committee may also grant stock awards which may, at the discretion of such Board of Directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the Committee can require the payment of par value at the time of the grant). FX Energy will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.


Vote Required

     Adoption of the 1999 Plan requires the approval of a majority of the shares present, in person or represented by Proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same legal effect as a vote against the approval of the 1999 Plan.

     The Board of Directors recommends a vote "FOR" the approval of the 1999 Plan. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the approval of the 1999 Plan.

________________________________________________________________________________
  PROPOSAL 3:  AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
                         AUTHORIZED SHARES OF COMMON STOCK
________________________________________________________________________________


General

     The Board of Directors of FX Energy has unanimously approved the amendment to the Articles of Incorporation (the "Amendment") to increase the authorized capital of FX Energy to 100,000,000 shares of Common Stock. FX Energy is currently authorized to issue 30,000,000 shares of Common Stock, $0.001 par value, and, 5,000,000 shares of Preferred Stock, $0.001 par value ("Preferred Stock"). FX Energy has issued and outstanding only Common Stock, which has full voting rights.

     There are currently 14,847,003 shares of Common Stock issued and outstanding and 4,146,501 shares reserved for issuance on exercise of outstanding options and warrants, for a total of 18,995,504 shares. In addition, FX Energy is obligated under its Stockholder Rights Plan to reserve for issuance on the exercise of rights in certain circumstances that number of shares that equals up to 80% of the shares outstanding, which could result in the issuance of up to 15,196,403 additional shares. Therefore, based on the number of shares now issued and outstanding and reserved for issuance on the exercise of outstanding options or warrants, the issuance of the maximum number of shares under the rights plan would result in a total of 34,191,907 shares issued and outstanding, as compared to FX Energy's current authorization to issue 30,000,000 shares of Common Stock.


Stockholder Rights Plan

     At the 1997 stockholder meeting, the stockholders approved the adoption of the Stockholder Rights Plan as an anti-takeover measure. The Stockholder Rights Plan is triggered when a single acquirer or a group accumulates a position of 20% or more of FX Energy's stock. Frequently an accumulation of a substantial block of stock is an initial step in an attempted takeover of a company, particularly when the potential acquiror expects that the terms of such acquisition may not be deemed by the Board of Directors to be in the best interest of the stockholders. In general, rights issued under the plan would enable each stockholder, other than the potential acquiror, to purchase at 50% of market price one additional share of Common Stock for each share already owned.

     The Board of Directors believes that the circumstances supporting adoption of the Stockholder Rights Plan in 1997 are even more important today. As the oil industry in general experiences growth in view of recent increases in crude oil prices, successful firms may be attractive acquisition targets. FX Energy believes that it has achieved significant progress in Poland, including its first commercial gas discovery, the possible acquisition of oil and gas properties from the Polish Oil and Gas Company ("POGC"), the continued strategic alliances with Apache Corporation ("Apache") and POGC, and, overall growth in stockholder value.

     The Board of Directors believes that FX Energy's achievements may not be reflected at all times in the trading prices for the Common Stock due to general uncertainties among investors respecting FX Energy's operations in Poland and the oil industry generally. The uncertainties include concerns related to oil prices, the supply and demand for oil and gas, political conditions in international oil producing regions, the extent of domestic production and importation of oil in certain relevant markets, the level of consumer demand, the competitive position of oil or gas as a source of energy as compared with other energy sources, and the effect of federal and state regulation on the production, transportation, and sale of oil. In addition, it may be difficult for members of the investment community not directly involved in the oil and gas industry in Poland to evaluate the results of exploration because of the preliminary and inconclusive results of specific drilling or other exploration activity, particularly prior to the discovery of commercial oil or gas or the establishment of reserves and ongoing production.

     In view of all of the foregoing, the Board of Directors believes that it continues to be in the best interests of the stockholders to retain the full potential benefits of the Stockholder Rights Plan by ensuring that FX Energy has a sufficient number of authorized but unissued shares to permit all shareholders other than a potential acquiror to purchase additional shares under the plan. The Board of Directors believes that this will continue to encourage potential acquirers to initiate negotiations with the Board of Directors, which has an obligation to all stockholders, and to discourage bidders from placing stockholders in a position in which they would be forced to make decisions individually without the opportunity for collective deliberation.

     The Stockholder Rights Agreement contemplates that FX Energy will reserve a sufficient number of authorized but unissued shares of Common Stock to permit the exercise in full of the rights granted to the current stockholders should these rights become exercisable. Depending upon the number of shares owned by a potential acquirer, the number of shares of Common Stock presently authorized may be insufficient to permit exercise in full of the rights upon the occurrence of a triggering event. Consequently, the effectiveness of the Stockholder Rights Agreement may be impaired if an insufficient number of shares are authorized and reserved for issuance upon the exercise of rights under this agreement. In order to be in compliance with the Shareholders Rights Plan upon stockholders' approval of increasing the authorized shares of Common Stock to 100,000,000 shares, a maximum of 55,555,556 shares of Common Stock may be issued, resulting in a maximum of 44,444,444 shares reserved for issuance under FX Energy's Stockholder Rights Plan.


Additional Stock Issuances

     FX Energy has previously announced that it intends to seek additional capital to fully fund any additional exploration, appraisal, development and property acquisition activities it may enter into with Apache and POGC.
FX Energy filed and obtained the effectiveness of a shelf registration statement permitting it to sell debt or equity securities from time to time. These securities can be sold in one or more classes or series and in amounts, at prices and on terms that FX Energy will determine at the time of specific offerings. They may include debt instruments, Common Stock, Preferred Stock, depository shares relating to the Preferred Stock of FX Energy, warrants to purchase debt securities, Common Stock or Preferred Stock, and guarantees of the payment of debt securities issued by one or more subsidiaries of FX Energy. The shelf registration statement permits the sale of such securities with an aggregate initial offering price of up to $100,000,000. In order to issue such debt or equity securities, FX Energy will be required to update the shelf registration statement with the Securities and Exchange Commission to specifically identify the terms of the securities to be issued and the proposed application of the proceeds. While FX Energy is not yet proposing to offer a portion of the securities registered, it filed the shelf registration statement in anticipation of raising additional financing in connection with its contemplated proposed business activities. If the amendment to the Articles of Incorporation is not approved by the stockholders and FX Energy wishes to issue Common Stock in connection with a future financing effort, it may be unable to do so.

     The authorized and unissued Common Stock and Preferred Stock can be issued from time to time by the Board of Directors without further stockholder action. The Articles of Incorporation grant the Board of Directors broad authority, without seeking stockholder approval, to establish different series of Preferred Stock at the time of issuance, and to designate the preferences, limitations, and relative rights of any such series. Such broad authorization enables the Board of Directors to authorize the issuance of Preferred Stock with voting, dividend, liquidation, and other rights superior to the rights of other stockholders. The issuance of stock with such superior rights might have the effect of impeding or thwarting an effort to acquire or take over control of FX Energy that was not endorsed by the Board of Directors. FX Energy is not currently contemplating the issuance of any shares of Preferred Stock.

     The Board of Directors may from time to time also issue shares of Common Stock without seeking stockholder approval. Therefore, the possibility that the Board of Directors might issue a substantial amount of Common Stock to persons opposed to a change in control of FX Energy would discourage other persons from acquiring shares of Common Stock with a view toward acquiring control.


Recommendation of the Board of Directors

     Because of the requirement under the Stockholder Rights Plan to reserve for issuance the maximum number of shares that may be issuable under such plan, the conclusion of the Board of Directors that it is in the best interest of the stockholders to be able to implement fully the Stockholder Rights Plan, and FX Energy's anticipated need for additional capital, the Board of Directors believes that the authorized capitalization of FX Energy should be increased to 100,000,000 shares of Common Stock.

     The Board of Directors recommends a vote "FOR" the adoption of the proposed amendment to the Articles of Incorporation. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the adoption of the proposed amendment.


Vote Required

     The above proposal will be approved if the number of votes cast for such proposal constitutes at least a majority of the issued and outstanding Common Stock of FX Energy. Abstentions and broker non-votes will have the same legal effect as a vote against the proposal. Directors and officers holding 1,165,760 shares, or approximately 6.13% of the issued and outstanding shares, have indicated their intention to vote in favor of adoption.

________________________________________________________________________________
                             INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________________________


     The selection of FX Energy's auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.


________________________________________________________________________________
                                STOCKHOLDER PROPOSALS
________________________________________________________________________________


     No proposals have been submitted by stockholders of FX Energy for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Stockholders will be held during May 2001. Stockholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2001 Annual Meeting of Stockholders of FX Energy, provided such proposals are received by FX Energy no later than November 15, 2000, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of FX Energy.


________________________________________________________________________________
                                 OTHER MATTERS
________________________________________________________________________________


     Management does not know of any business other than that referred to herein which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign, and return it promptly in the envelope provided. The signing of a Proxy by no means prevents your attending the meeting.

                              By Order of the Board of Directors

                              FX ENERGY, INC.




                              /s/ Scott J. Duncan, Secretary

Salt Lake City, Utah
March [  ], 2000